UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

000-29815
(Commission File Number)

Delaware	54-1655029
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado 80020
(Address of principal executive offices and Zip Code)

(303) 426-6262
Registrant’s telephone number, including area code

Item 5.           Other Events and Required FD Disclosure.

On June 2, 2004, Allos Therapeutics, Inc., a Delaware corporation (the “Company”) issued a press release announcing that it has received an “approvable” letter from the U.S. Food and Drug Administration (FDA) for its New Drug Application (NDA) for RSR13 (efaproxiral) for the treatment of patients with brain metastases originating from breast cancer.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.           Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits

99.1	Press Release, dated June 2, 2004, entitled “Allos Therapeutics Receives FDA Approvable Letter for RSR13 (efaproxiral) - Additional Clinical Data Requested to Support Approval.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 2, 2004

ALLOS THERAPEUTICS, INC.

By:	/s/ Michael E. Hart
Michael E. Hart
Its:	President and Chief Executive Officer